Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended February 29, 2020

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Futures	$(1,172,254)
Realized Trading Gain (Loss) on Short-Term Investments	89
Unrealized Gain (Loss) on Market Value of Futures	(1,457,942)
Dividend Income	1,996
Interest Income	32,363
ETF Transaction Fees	1,050
Total Income (Loss)	$(2,594,698)

Expenses
General Partner Management Fees	$12,825
Professional Fees	3,575
Brokerage Commissions	2,917
Non-interested Directors' Fees and Expenses	294
Prepaid Insurance Expense	301
NYMEX License Fee	321
Total Expenses	20,233
Expense Waiver	(4,202)
Net Expenses	$16,031
Net Income (Loss)	$(2,610,729)

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 2/1/20	$25,664,990
Additions (100,000 Shares)	2,844,928
Withdrawals (50,000 Shares)	(1,397,135)
Net Income (Loss)	(2,610,729)

Net Asset Value End of Month	$24,502,054
Net Asset Value Per Share (950,000 Shares)	$25.79

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 29, 2020 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596